NETHERLAND, SEWELL & ASSOCIATES, INC.


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation and all references to our firm included in or made a part of the Westside Energy Corporation Annual Report on Form 10-KSB for the year ended December 31, 2004, and incorporated by reference into the previously filed Registration Statement on Form S-8 (SEC file no. 333-1 14686) filed on April 21, 2004. The report letter dated January 25, 2005, was issued for Westside Energy Corporation Interest in the Lucille Pruitt 1 well located in Denton County, Texas, as of December 31, 2004, based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines.

                                         NETHERLAND, SEWELL & ASSOCIATES, INC.



                                         By: /s/ Frederic D. Sewell
                                         Frederic D. Sewell
                                         Chairman and Chief Executive Officer


Dallas, Texas
March 15, 2005